UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 7, 2006 (February 6, 2006)

Endo Pharmaceuticals Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15989	13-4022871
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Endo Boulevard, Chadds Ford, PA	19317
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (610) 558-9800

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On February 6, 2006, Endo Pharmaceuticals Holdings Inc. announced that its wholly owned subsidiary, Endo Pharmaceuticals Inc., will continue its commercial sales of its bioequivalent version of OxyContin at this time. The company had announced on February 1, 2006 that the Federal Circuit Court of Appeals had vacated its unanimous June 7, 2005 affirmance of the Opinion and Order issued in Endo’s favor by the U.S. District Court for the Southern District of New York, which found Purdue had committed inequitable conduct in the U.S. Patent and Trademark Office. The Federal Circuit also affirmed the District Court’s finding that, if Purdue’s patents are enforceable, Endo’s oxycodone extended-release tablets infringe these patents. Further, the Federal Circuit issued a new opinion on February 1, 2006 remanding the case to the same district court for its further consideration as to whether the Purdue patents are unenforceable.

The company has reviewed the Federal Circuit Court’s opinion with counsel and believes that, on remand, the District Court should again find that Purdue’s patents are unenforceable due to Purdue’s inequitable conduct before the U.S. Patent and Trademark Office. Endo does not currently intend to pursue an en banc rehearing of the Federal Circuit Court’s opinion, but rather intends to pursue the remand proceedings in the District Court. In the event of a final, nonappealable adverse determination against it, the company would be required to terminate its sales of its bioequivalent version of OxyContin.

In the event that there is a final nonappealable judgment that Purdue’s patents are valid and enforceable, Endo could face substantial liability for patent infringement and be obligated to pay Purdue damages in an amount to be determined by the District Court. Damages may be calculated based on profits that Purdue may have lost to Endo’s sales of its generic OxyContin for the period the company sold the product, a reasonable royalty, and/or a variety of other legal theories, together with pre- or post-judgment interest on any such damages award. Although there can be no assurance, the company believes that it would be able to fund the payment of these damages without materially adversely affecting the operations of its business, including its acquisition and licensing strategy. The outcome of litigation is always uncertain, as are the imposition and level of damages. However, after consultation with counsel, the company believes that it is unlikely that Purdue would be awarded enhanced damages, such as treble damages.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENDO PHARMACEUTICALS HOLDINGS INC.
(Registrant)

By:	/s/ CAROLINE B. MANOGUE
Name:	Caroline B. Manogue
Title:	Executive Vice President, Chief Legal Officer & Secretary

Dated: February 7, 2006